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                                   ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000
                               FAX: (617) 951-7050
                                                             ONE FRANKLIN SQUARE
                                                             1301 K STREET, N.W.
30 KENNEDY PLAZA                                                  SUITE 800 EAST
PROVIDENCE, RI 02903-2358                              WASHINGTON, DC 20005-3333
(401) 455-4400                                                    (202) 626-3900
FAX: (401) 455-4401                                          FAX: (202) 626-3961




                                     August 31, 1999


Picturetel Corporation
100 Minutemen Road
Andover, MA 01810

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 3,000,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of PictureTel Corporation, a Delaware corporation (the "Company").

         We have acted as counsel to the Company and are familiar with the actions taken by the Company in connection with the Company's 1999 Equity Plan (the "Plan"). For purposes of this opinion we have examined the Plan and such other documents as we deemed appropriate.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan and the votes of the Board of Directors of the Company, they will be validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Ropes & Gray

                                     Ropes & Gray